As filed with the Securities and Exchange Commission on November 5, 2001
                                                Registration No. 333-
--------------------------------------------------------------------------

                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549


                               FORM S-8
                        REGISTRATION STATEMENT
                                UNDER
                       THE SECURITIES ACT OF 1933

                           FIRSTENERGY CORP.
        (Exact Name of Registrant as Specified in Its Charter)

                 Ohio                             34-1843785
  (State or Other Jurisdiction of    (I.R.S. Employer Identification No.)
  Incorporation or Organization)

                          76 South Main Street
                           Akron, Ohio 44308
     (Address of Principal Executive Offices, Including Zip Code)


       FirstEnergy Corp. Executive Deferred Compensation Plan
  Amended FirstEnergy Corp. Deferred Compensation Plan for Directors
                        (Full Title of the Plan)



Nancy C. Ashcom                       Copy to:
Corporate Secretary                   Edward W. Moore, Esq.
FirstEnergy Corp.                     Calfee, Halter & Griswold LLP
76 South Main Street                  1400 McDonald Investment Center
Akron, Ohio 44308                     800 Superior Avenue
(330) 384-5504                        Cleveland, Ohio 44114
                                      (216) 622-8200

(Name, Address and Telephone Number, Including Area Code, of Agent for
Service)
                  -------------------------------

                               CALCULATION OF REGISTRATION FEE

====================================================================================================
                                                 Proposed              Proposed
     Title of                                     Maximum               Maximum
    Securities                 Amount             Offering             Aggregate         Amount of
      To Be                     To Be          Price Per Share/         Offering        Registration
    Registered               Registered          Obligation              Price              Fee
    ----------               ----------       ----------------         ---------       ------------
Common Stock, par
value $0.10 per
share(1)                 1,000,000 shares(3)     $34.01(4)           $34,010,000         $0(6)
--------------------------------------------------------------------------------------------------
Deferred Compensation    $75,000,000             100%                $75,000,000(5)      $18,750(6)
Obligations(2)
====================================================================================================


(1)  Includes rights to purchase shares of common stock  ("Share Purchase Rights")
     under FirstEnergy Corp.'s Rights Agreement that, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the shares of common stock.
(2)  The Deferred Compensation Obligations are unsecured obligations of FirstEnergy Corp.
     to pay deferred compensation in the future in accordance with the terms of the
     FirstEnergy Corp. Executive Deferred


     Compensation Plan and the Amended FirstEnergy Corp. Deferred Compensation Plan for Directors
     (collectively, the "Plans").
(3)  Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this
     Registration Statement also covers additional shares of FirstEnergy Corp. common stock that may be issued or become issuable under the terms of the Plans in order to prevent dilution resulting from any stock split, stock dividend or similar transaction.
(4)  Estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of
     FirstEnergy Corp. common stock reported on the New York Stock Exchange on October 30, 2001.
(5)  Estimated solely for purposes of determining the registration fee.
(6)  Pursuant to Rule 457(i) under the Securities Act, the registration fee is calculated on the basis of the proposed offering price of the Deferred Compensation Obligations, which may convert to FirstEnergy Corp. common stock at distribution.



                                                   2


             STATEMENT PURSUANT TO GENERAL INSTRUCTION E

     Pursuant to and as permitted by General Instruction E to Form S-8, this Registration Statement on Form S-8 is being filed by FirstEnergy Corp., an Ohio corporation (the "Company"), to register an additional 1,000,000 shares of common stock, par value $0.10 per share, of the Company and an additional $75,000,000 in principal amount of Deferred Compensation Obligations of the Company. The contents of the following Registration Statements of the Company are hereby incorporated herein by reference: (i) the Company's Registration Statement on Form S-8 (filed on June 21, 1999), including all exhibits attached thereto, and Post-Effective Amendment No. 1 to Form S-8 (filed on June 30, 1999), both filed as Registration No. 333-81183; and (ii) the Company's Registration Statement on Form S-8 (filed on February 23, 2001), including all exhibits attached thereto, filed as Registration No. 333-56094.

                                 PART II
             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents heretofore filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

     (1) The Company's Annual Report on Form 10-K for the year ended December 31, 2000, as amended;

     (2) The Company's Quarterly Reports on Form 10-Q for the quarters ended June 30, 2001 and March 31, 2001;

     (3)  The Company's Current Report on Form 8-K, dated October 29,
          2001;

     (4)  The Company's Current Report on Form 8-K, dated October 18,
          2001;

     (5) The description of the Company's common stock contained in the Company's Registration Statement on Form S-4, Amendment No.
          1 (Registration No. 333-46444), filed with the Commission on October 13, 2000, and any amendment or report filed for the purpose of updating such description; and

     (6) The description of the Share Purchase Rights of the Company contained in the Company's Current Report on Form 8-K, dated November 18, 1997, and any amendment or report filed for the purpose of updating that description.

     All documents, filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.  Interests of Named Experts and Counsel.

     The validity of the securities being registered will be verified by Leila L. Vespoli, Esq., the Company's Vice President and General Counsel. As of October 10, 2001, Ms. Vespoli owned 3,682 shares of the Company's common stock. Ms. Vespoli is eligible to participate in the FirstEnergy Corp. Executive Deferred Compensation Plan, pursuant to which some of the Deferred Compensation Obligations and the Company's common stock will be issued.

Item 8.  Exhibits.

     The exhibits listed on the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

                               SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on this 5th day of November, 2001.

                               FIRSTENERGY CORP.


                               By:  /s/  Nancy C. Ashcom
                                   -------------------------
                                   Nancy C. Ashcom
                                   Corporate Secretary (Duly Authorized
                                     Officer)

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on this 5th day of November, 2001.

Signature                Title

          * Chairman of the Board, Chief Executive Officer ----------------------- and a Director (Principal Executive Officer)
H. Peter Burg

          *              President and Director
-----------------------
Anthony J. Alexander

          *              Vice President and Chief Financial Officer
-----------------------
Richard H. Marsh         (Principal Financial Officer)


          *              Controller
-----------------------  (Principal Accounting Officer)
Harvey L. Wagner

          *              Director
-----------------------
Dr. Carol A. Cartwright

          *              Director
-----------------------
William F. Conway

          *              Director
-----------------------
Robert B. Heisler, Jr.

          *              Director
-----------------------
Robert L. Loughhead

          *              Director
-----------------------
Russell W. Maier

          *              Director
-----------------------
Paul J. Powers

          *              Director
-----------------------
Robert C. Savage

          *              Director
-----------------------
George M. Smart

          *              Director
-----------------------
Jesse T. Williams, Sr.

*By: /s/  Nancy C. Ashcom
     --------------------------
          Nancy C. Ashcom
          Attorney-in-Fact

                              EXHIBIT INDEX


Exhibit No.          Description of Document
-----------          -----------------------

   4(a) Amended Articles of Incorporation of FirstEnergy Corp. (physically filed and designated in the Registration
             Statement on Form S-4 (Registration No. 333-21011) as Exhibit (3)-1).*

   4(b)      Amended Code of Regulations of FirstEnergy Corp.
             (physically filed and designated in the Registration
             Statement on Form S-4 (Registration No. 333-21011) as Exhibit (3)-2).*

   4(c) Form of Common Stock Certificate (physically filed and designated in the Registration Statement on Form S-3/A (Registration No. 333-40063) as Exhibit 4(c)).*

   4(d) Rights Agreement, dated as of November 18, 1997, between FirstEnergy Corp. and The Bank of New York and form of Right Certificate (physically filed and designated in the Current Report on Form 8-K, dated
             November 18, 1997, as Exhibit 4.1).*

   4(e) FirstEnergy Corp. Executive Deferred Compensation Plan (physically filed and designated in the Registration
             Statement on Form S-8 (Registration No. 333-81183) as
             Exhibit 4(e)).*

   4(f) Amended FirstEnergy Corp. Deferred Compensation Plan for Directors, revised November 15, 1999 (physically filed and designated in the Company's Form 10-K for the year ended December 31, 1999 as Exhibit 10.2).*

   5 Opinion of Leila L. Vespoli, Esq., Vice President and General Counsel for the Company, as to the validity of the securities being registered. (x)

   15 Letter of Arthur Andersen LLP to the Company regarding unaudited interim financial information. (x)

   23(a)     Consent of Leila L. Vespoli, Esq. (included in Exhibit
             5).

   23(b)     Consent of Independent Public Accountants, Arthur
             Andersen LLP. (x)

   24        Power of Attorney. (x)

--------------
*    Incorporated herein by reference.
(x)  Filed herewith.

                                  E-1

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